NIDA & MALONEY, LLP
                               800 Anacapa Street
                            Santa Barbara, CA 93101
                           Telephone: (805) 568-1151
                           Facsimile: (805) 568-1955


                                  July 5, 2000


GenesisIntermedia.com, Inc.
5805 Sepulveda Blvd.,  4th Floor
Van Nuys, CA 91411

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-3 proposed to be filed by you with the Securities and Exchange Commission (the "Commission") on or about July 5, 2000 (as such may be amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to 2,595,247 shares of your Common Stock (the "Shares"). The Shares are to be sold by the selling stockholders as described in such Registration Statement. All of the Shares being sold were or will be sold by GenesisIntermedia.com, Inc. to the selling stockholders and will be sold by the selling stockholders to the public. As counsel in connection with this transaction, we have examined the proceedings proposed to be taken by you in connection with the issuance and sale of the shares.

     Based on the foregoing, it is our opinion that the registration and issuance of the Shares has been duly authorized and that the Shares that have been issued are legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, which has been approved by us, as such may be further amended or supplemented, or incorporated by reference in any Registration Statement relating to the prospectus filed pursuant to Rule 462(b) of the Act.

     We hereby consent to the inclusion of our opinion as Exhibit 5.1 to the Registration Statement and further consent to the reference to this firm in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.


                                       Very truly yours,

                                       NIDA & MALONEY, LLP


                                      /s/  Nida & Maloney, LLP